UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): June 10, 2005


                               CALPINE CORPORATION
             (Exact name of registrant as specified in its charter)

                                    Delaware
                 (State of Other Jurisdiction of Incorporation)

                        Commission file number: 001-12079

                  I.R.S. Employer Identification No. 77-0212977

                           50 West San Fernando Street
                           San Jose, California 95113
                            Telephone: (408) 995-5115
         (Address of principal executive offices and telephone number)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 -- REGULATION FD DISCLOSURE

On June 10, 2005, the  Registrant  issued the press release  attached  hereto as
Exhibit 99.1.

On June 15, 2005, the  Registrant  issued the press release  attached  hereto as
Exhibit 99.2.



ITEM 9.01 -- FINANCIAL STATEMENTS AND EXHIBITS

(a)  Financial Statements of Businesses Acquired.

     Not  Applicable

(b)  Pro Forma Financial Information.

     Not  Applicable

(c)  Exhibits.

     99.1. Press release, dated June 10, 2005.
     99.2. Press release, dated June 15, 2005.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  CALPINE CORPORATION

                                  By:  /s/ Charles B. Clark, Jr.
                                       ------------------------------------
                                       Charles B. Clark, Jr.
                                       Senior Vice President, Controller and
                                       Chief Accounting Officer


Date: June 15, 2005

EXHIBIT 99.1.


NEWS RELEASE                                              CONTACTS: 408-995-5115
                                    Media Relations: Katherine Potter, Ext. 1168
                                     Investor Relations: Karen Bunton, Ext. 1121

    Calpine Announces Termination of Offer to Purchase Calpine Canada Energy
           Finance ULC and Calpine Canada Energy Finance II ULC Notes

     (SAN JOSE, Calif.), /PR Newswire-First Call/ June 10, 2005 - Calpine Corporation [NYSE: CPN] announced today that due to market conditions it is terminating its pending tender offer for aggregate cash consideration not to exceed $160,000,000 for all or a portion of the outstanding euro-denominated 8-3/8% Senior Notes due 2008 and British-pound denominated 8-7/8% Senior Notes due 2011 issued by its indirect, wholly-owned subsidiary Calpine Canada Energy Finance II ULC, and the U.S. dollar-denominated 8-1/2% Senior Notes due 2008 issued by its indirect, wholly-owned subsidiary Calpine Canada Energy Finance ULC (collectively, the "Notes"). The tender offer had been set to expire at 5:00 p.m., New York City time on Wednesday, June 22, 2005.

     Calpine is not accepting for payment any Notes that have been tendered, and any tendered Notes will be returned promptly, without expense, to the Holders who have tendered such Notes (or, in the case of Notes tendered by book-entry transfer, will be credited to the account maintained at The Depository Trust Company, Euroclear Bank S.A./N.V., as operator of the Euroclear System, or Clearstream Banking, societe anonyme, as applicable). Accordingly, the tender payment (including the early tender premium) will not be paid or become payable with respect to the Notes.

     Questions concerning the termination of the tender offer may be directed to the Dealer Manager for the tender offer, Credit Suisse First Boston LLC, Attn:
Liability Management Desk at (800) 820-1653 or by calling (212) 325-7596 collect. Questions may also be addressed to MacKenzie Partners, Inc., the Information Agent, at (800) 322-2885 or by calling (212) 929-5500 collect.

     A  major  power  company,   Calpine  Corporation   supplies  customers  and
communities with electricity from clean, efficient, natural gas-fired and geothermal power plants. Calpine owns, leases and operates integrated systems of plants in 21 U.S. states, three Canadian provinces and the United Kingdom. Its customized products and services include wholesale and retail electricity, natural gas, gas turbine components and services, energy management, and a wide range of power plant engineering, construction and operations services. Calpine was founded in 1984. It is included in the S&P 500 Index and is publicly traded on the New York Stock Exchange under the symbol CPN. For more information, visit www.calpine.com.

     This news release discusses certain matters that may be considered "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the intent, belief or current expectations of Calpine Corporation ("the Company") and its management. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties that could materially affect actual results. Such risks include, but are not limited to, those risks identified from time-to-time in the Company's reports and registration statements filed with the SEC, including the risk factors identified in its Annual Report on Form 10-K for the year ended December 31, 2004 and in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2005, which can be found on the Company's website at www.calpine.com. All information set forth in this news release is as of today's date, and the Company undertakes no duty to update this information.

EXHIBIT 99.2.


NEWS RELEASE                                           CONTACTS:  (408) 995-5115
                                    Media Relations: Katherine Potter, Ext. 1168
                                     Investor Relations: Rick Barraza, Ext. 1125


       Calpine's CFO Provides Strategic Initiative Update at Deutsche Bank
                     Tenth Annual Electric Power Conference

     (SAN JOSE, Calif.) /PR Newswire - First Call/ June 15, 2005 - This morning, at the Deutsche Bank Tenth Annual Electric Power Conference in New York, Calpine Corporation [NYSE:CPN] Executive Vice President and Chief Financial Officer Bob Kelly provided an update on the company's recently announced strategic initiative. A copy of the web cast and presentation are available on Calpine's web site, www.calpine.com, under Investor Relations. The web cast and presentation will be available for 30 days.

     On May 25, 2005, at its Annual Meeting of Stockholders, Calpine unveiled an aggressive program designed to accelerate the reduction of debt and to best capture the strong cash flow and earnings potential from Calpine's 28,000-megawatt power plant fleet. During his presentation today, Kelly provided an update on several components of Calpine's newly launched program.

2005 Debt Reduction Target

     A major focus of Calpine's strategic program is the accelerated reduction of $3 billion of the company's total debt by the end of 2005. Over the past several weeks, the company has announced several transactions, including the asset sales described below, that will further Calpine's ability to repay debt. As a result of these transactions, the company has already identified almost $3 billion of debt that it expects will be repaid by the end of 2005. Kelly also highlighted that a number of these debt repurchases could target Calpine's 2008 bonds, significantly reducing the company's $2 billion of maturities in 2008.

Asset Sales

     The emphasis of Calpine's strategic program is to focus on and to optimize the value of its core North American power plant portfolio. In doing so, Calpine put in place a program to sell non-strategic assets, concentrating its focus and earnings potential on those markets where it has a larger market share. Since May 25, the company has already announced several pending transactions including the $925 million sale of its 1,200-megawatt Saltend Energy Centre in the United Kingdom, the potential sale of the company's remaining gas reserves, and the sale of four gas-fired power plants totaling 847 megawatts of capacity for approximately $357 million, or $421 per kilowatt.

     As asset sales are completed, net proceeds will be used to reduce debt as permitted by the company's existing bond indentures.

Calpine Energy Services Joint Venture

     Calpine Energy Services (CES) is continuing its negotiations with a leading, investment-grade financial institution to form a partnership that the company expects will lower its collateral requirements, historically ranging from $300-$500 million, and establish a significant third party customer base. Combining CES' capabilities with the credit and financial resources of a strong financial institution will enable the partnership to provide customers across the energy industry with unique products, services and energy solutions.

Reducing Operating Costs

     Calpine is advancing its program to enhance power plant performance and reduce operating costs by more than $200 million per year.

     As previously announced, the company continues negotiations to restructure its remaining long-term service agreements, which will allow the company to self-perform major plant and turbine maintenance at considerable cost savings. Kelly added that Calpine is currently looking at reducing off-peak operating losses through several operational and technological initiatives. These enhancements will also lower the overall power portfolio heat rate, which Calpine expects could reduce its annual fuel bill by as much as $230 million in 2007.

     These and other power plant enhancement programs are also expected to increase power production by as much as 2,300 megawatts by the end of 2007.

About Calpine

     A  major  power  company,   Calpine  Corporation   supplies  customers  and
communities with electricity from clean, efficient, natural gas-fired and geothermal power plants. Calpine owns, leases and operates integrated systems of plants in 21 U.S. states, three Canadian provinces and the United Kingdom. Its customized products and services include wholesale and retail electricity, natural gas, gas turbine components and services, energy management, and a wide range of power plant engineering, construction and operations services. Calpine was founded in 1984. It is included in the S&P 500 Index and is publicly traded on the New York Stock Exchange under the symbol CPN. For more information, visit www.calpine.com.

     This news release discusses certain matters that may be considered "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the intent, belief or current expectations of Calpine Corporation ("the company") and its management. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties that could materially affect actual results such as, but not limited to, (i) the timing and extent of deregulation of energy markets and the rules and regulations adopted on a transitional basis with respect thereto; (ii) the timing and extent of changes in commodity prices for energy, particularly natural gas and electricity; (iii) commercial operations of new plants that may be delayed or prevented because of various development and construction risks, such as a failure to obtain the necessary permits to operate, failure of third-party contractors to perform their contractual obligations or failure to obtain financing on acceptable terms; (iv) unscheduled outages of operating plants; (v) a competitor's development of lower cost generating gas-fired power plants; (vi) risks associated with marketing and selling power from power plants in the newly-competitive energy market; (vii) the successful exploitation of an oil or gas resource that ultimately depends upon the geology of the resource, the total amount and costs to develop recoverable reserves and operations factors relating to the extraction of natural gas; (viii) the effects on the company's business resulting from reduced liquidity in the trading and power industry; (ix) the company's ability to access the capital markets or obtain bank financing on attractive terms; (x) the direct or indirect effects on the company's business of a lowering of its credit rating (or actions it may take in response to changing credit rating criteria), including, increased collateral requirements, refusal by the company's current or potential counterparties to enter into transactions with it and its inability to obtain credit or capital in desired amounts or on favorable terms; and (xi) other risks identified from time-to-time in the company's reports and registration statements filed with the SEC, including the risk factors identified in its Annual Report on Form 10-K for the year ended Dec. 31, 2004, and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2005, which can also be found on the company's website at www.calpine.com. All information set forth in this news release is as of today's date, and the company undertakes no duty to update this information.